Exhibit 10.2

REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (the “Agreement”) is made and entered into as of April 30, 2010 by NEW GENERATION BIOFUELS HOLDINGS, INC., a Florida corporation (the “Company”), in favor of 2020 Energy, LLC, an Arizona limited liability company (“2020 Energy”).

Preliminary Statements

A.          The Company is conducting an offering to “accredited investors” under the Securities Act of 1933, as amended (the “Securities Act”) of Secured Convertible Promissory Notes (the “Notes”) and warrants to purchase shares of the Company’s common stock, as described in the Note and Warrant Purchase Agreement (as amended, modified, supplemented and extended from time to time, the “Purchase Agreement”), dated as of the date hereof, between the Company and the purchasers of the Notes the “Purchasers”).

B.          In order to secure the obligations of the Company to repay the Notes and to induce the Purchasers to purchase the Notes, 2020 Energy executed and delivered a Pledge Agreement dated as of the date hereof, between 2020 Energy and the Secured Parties, as Purchasers (the “Pledge Agreement”).

C.          If the Secured Parties exercise their rights under the Pledge Agreement after a default on the Notes by the Company, resulting in a loss by 2020 Energy of all or any portion the Pledged Shares, the Company is willing to reimburse 2020 Energy by issuing new shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to 2020 Energy to replace the Pledged Shares.

D.          In order to induce 2020 Energy to execute and deliver the Pledge Agreement, the Company has agreed to execute and deliver this Agreement in favor of 2020 Energy pursuant to which the Company will reimburse 2020 Energy for the Pledged Shares in accordance with the provisions set forth below.

E.           Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Purchase Agreement, the Notes or the Pledge Agreement, as the case may be.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and 2020 Energy hereby agree as follows:

Section 1.  Reimbursement Obligation.  After (i) the occurrence of an Event of Default on the Notes that remains uncured by the Company beyond any cure period provided in the Notes and (ii) a transfer of the Pledged Shares to the Secured Parties pursuant to the Pledge Agreement, the Company hereby agrees to reimburse 2020 Energy for the Pledged Shares by issuing to 2020 Energy a number of shares of Common Stock (the “Reimbursed Shares”) equal to the number of Pledged Shares so transferred, to the extent permitted by the rules of the Nasdaq Stock Market.  The Company will issue the Reimbursed Shares within two (2) business days after 2020 Energy notifies the Company in writing that the Pledged Shares have been transferred to the Secured Parties.

Section 2.  Indemnification.  (a) The Company hereby agrees to indemnify, defend and hold 2020 Energy harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorneys’ fees and expenses (collectively “Damages”) asserted against, resulting to, imposed upon or incurred directly or indirectly by 2020 Energy by reason of or resulting from action by the Secured Parties under the Pledge Agreement.

 (b) The Company agrees to indemnify 2020 Energy for any capital gains or other taxes directly related to forfeiture of the Pledged Shares or the issuance of the Reimbursed Shares that 2020 Energy incurs as a result of actions taken by the Secured Parties under the Pledge Agreement, subject to the following conditions: for the purpose of calculating any capital gain, 2020 Energy must use the following methodology to determine the cost basis of the Pledged Shares, the first 62,500 shares pledged @ $4.00/share and the remaining balance of up to 1,937,500 shares @ $0.80/share for a minimum weighted average cost basis of $0.90 per share (the actual cost will be based on the final number of Pledged Shares).

(c) The Company will reimburse 2020 Energy for any legal fees and SEC EDGAR filing fees incurred as a result of entering into this Agreement.

(d) The Company agrees to indemnify 2020 Energy against any claims, actions, losses, liabilities, costs and expenses (including legal fees) resulting from any violations of the provisions of Section 16(b) under the Securities Exchange Act of 1934, as amended regarding “short-swing profits” that may arise from the forfeiture of the Pledged Shares and the issuance of the Reimbursement Shares.

Section 3.  Representations and Warranties of the Company.  The Company represents and warrants to 2020 Energy as follows:

3.1
Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement, including, without limitation, to issue the Reimbursed Shares.

3.2
Binding Obligation.  This Agreement and all other instruments and agreements contemplated herein constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity), and the execution, delivery and performance of this Agreement and such other agreements by the Company does not and will not: (i) conflict with, or violate any provision of, statute, law, rule, regulation, order, judgment, injunction, decree or award of any arbitrator or governmental authority having applicability to the Company or its business, assets, or properties, or any provision of its certificate of incorporation, bylaws or similar governing instruments or (ii) conflict with, violate, or result in any breach of, or constitute a default under, any agreement or instrument to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected.

3.3
Issuance of Reimbursed Shares.  The Company has taken all corporate action necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including adoption of a Board resolution reserving a sufficient number of shares for issuance and delivery of the Reimbursed Shares. Upon issuance of the Reimbursed Shares in accordance with this Agreement, the Reimbursed Shares will be validly issued, fully paid and non-assessable and free of any liens or encumbrances other than those imposed by federal and state securities laws.

3.4
Consents.  No authorization, consent or approval of, or filing or registration with, any governmental or regulatory body or authority, or any other third party, is necessary for the Company’s execution, delivery and performance of this Agreement, except filings required pursuant to applicable federal and state securities laws and blue sky laws.

Section 4.  Representations and Warranties of 2020 Energy.

4.1         Authorization.  2020 Energy has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of 2020 Energy.

4.2         Securities Exemption.  2020 Energy acknowledges its understanding that the issuance of the Reimbursed Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder.  In furtherance thereof, 2020 Energy represents and warrants to the Company as follows:

(a)           2020 Energy would acquire any Reimbursed Shares solely for 2020 Energy’s own beneficial account, for investment purposes, and not with view to, or resale in connection with, any distribution of the Reimbursed Shares.  2020 Energy is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(b)           2020 Energy will not sell or otherwise transfer any Reimbursed Shares without registration under the Securities Act or an exemption therefrom, and understands that the Reimbursed Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  2020 Energy understands that all certificates evidencing any Reimbursed Shares shall bear a legend to such effect.  2020 Energy is aware that the Reimbursed Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.  2020 Energy also understands that the Company is under no obligation to register the Reimbursed Shares on its behalf or to assist in complying with any exemption from registration under the Securities Act or applicable state securities laws.

Section 5.  Termination.  This Agreement shall terminate upon termination or expiration of the Pledge Agreement or release or expiration of 2020 Energy’s obligations thereunder (for example, upon full payment or conversion of the Notes); except that in no event shall the Agreement terminate if 2020 Energy is due the Reimbursed Shares hereunder.

Section 6.  Notices.  All notices and other communications permitted or required pursuant to this Agreement shall be in writing and shall be deemed given when delivered in person, by overnight courier, or five (5) days after being deposited in the United States mail, postage prepaid, as certified mail, return receipt requested, properly addressed to the party for whom intended at the addresses set forth below, or to such other address as any party hereto may designate for itself by notice in accordance herewith to the others:

If to the Company:

New Generation Biofuels Holdings, Inc.
5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
Phone: (410) 480-8084
Fax: (443) 638-0277
Attn: Cary J. Claiborne

If to 2020 Energy:

2020 Energy, LLC
c/o Abraham Jacobi
42-11 Northern Boulevard
Long Island City, NY  11101
Phone: (917) 715-2403
Fax: (718) 707-9560

With a copy to:

Joel I. Frank, Esq.
Siller Wilk LLP
675 Third Avenue
New York, NY  10017
Phone: (212) 981-2306
Fax: (212) 752-6380

Section 7.  Miscellaneous.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.  No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Company and 2020 Energy, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Any assignment of the Note by the Maker shall not affect the rights of 2020 Energy or the obligations of the Company under this Agreement.  In the event of a breach by either party of the covenants or agreements set forth in this Agreement, the party entitled to the benefit of such covenants or agreements may proceed to enforce their rights either by suit in equity and/or an action for specific performance.  No delay or omission of 2020 Energy to exercise any right, remedy or power hereunder shall impair the same or be construed to be a waiver thereof.  No waiver of any right, remedy or power hereunder shall extend to or affect any other right, remedy or power, and no single or partial exercise of any right, remedy or power shall preclude any other or further exercise thereof by 2020 Energy.  Any provision of this Agreement that is legally determined to be unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the unenforceability only without invalidating the remaining provisions hereof, but no unenforceability in any jurisdiction shall invalidate or render unenforceable the same or any other provision in any other jurisdiction.  This Agreement and the Pledge Agreement constitute the entire agreement of the parties hereto with respect to the matters referred to herein and supersedes any and all other understandings, negotiations, or agreements among the parties with respect to the subject matter hereof.  This Agreement may be executed in counterparts which together constitute one instrument and may be executed by delivery of an original executed counterpart signature page by facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

NEW GENERATION BIOFUELS HOLDINGS, INC.

By:	/s/ Cary J. Claiborne
Name: Cary J. Claiborne
Title: Chief Executive Officer

2020 ENERGY, LLC

By:	Abraham Jacobi, its Sole Member

/s/ Abraham Jacobi